Exhibit 21.1
SUBSIDIARIES OF THE REGISTRANT

Name	Place of Incorporation
Estate Insurance Services, Ltd	Massachusetts, U.S.
FCC Futures, Inc.	Iowa, U.S.
FCStone Group, Inc.	Delaware, U.S.
FCStone Paraguay S.R.L.	Paraguay
GAIN Capital Europe GmbH	Germany
GAIN Capital – Forex.com Canada, Ltd.	Canada
GAIN Capital – Forex.com Hong Kong, Ltd.	Hong Kong
GAIN Capital – Forex.com International BV	The Netherlands
GAIN Capital Group, LLC	Delaware, U.S.
GAIN Capital Holdings, Inc.	Delaware, U.S.
GAIN Capital Holdings International, B.V.	The Netherlands
GAIN Capital Holdings International, LLC	Delaware, U.S.
GAIN Capital Holdings Ltd.	England and Wales
GAIN Capital Technology Consulting Hong Kong Limited	Hong Kong
GAIN Capital UK Limited	England and Wales
GAIN Colombia SAS	Colombia
GAIN Global Markets Bermuda, Ltd.	Bermuda
GAIN Global Markets International, B.V.	The Netherlands
GAIN Global Markets, Inc.	Cayman Islands
GAIN Holdings, LLC	Delaware, U.S.
GCAM, LLC	Delaware
Global Futures & Forex, Ltd.	Michigan, U.S.
Incomm S.A.S.	Colombia
INTL FCStone de Mexico, S. de R.L. de C.V.	Mexico
Island Traders (Cayman), Limited	Cayman Islands
Jing Tao Business Consulting (Shanghai) Co. Ltd.	China
Lakecot S.A.	Switzerland
MW FX Ltd	Cyprus
PagneX Instituição de Pagamentos Ltda.	Brazil
S.L. Bruce Financial Corporation	Ohio, U.S.
SNEX Technology Services Private Limited	India
StoneX Advisors Inc.	Delaware, U.S.
StoneX Agency Services Limited	Nigeria
StoneX APAC Pte. Ltd.	Singapore
StoneX Asset Management S.A.	Argentina
StoneX Banco de Cambio S.A.	Brazil
StoneX Bermuda Limited	Bermuda
StoneX Bullion GmbH	Germany
StoneX Capital S.A.	Argentina
StoneX Colombia S.A. SEDPE	Colombia
StoneX Comércio e Exportação de Commodities Ltda.	Brazil
StoneX Commodities DMCC	Dubai, United Arab Emirates
StoneX Commodities S.A.	Argentina
StoneX Commodity Solutions LLC	Delaware, U.S.
StoneX Consultoria em FC Ltda.	Brazil
StoneX Credit Trading Inc.	Delaware, U.S.
StoneX Digital International Limited	Ireland
StoneX Digital LLC	Florida, U.S.
StoneX DTVM Ltda.	Brazil
StoneX Europe Ltd	Cyprus
StoneX Financial (Canada) Inc.	British Columbia, Canada
StoneX Financial Europe GmbH	Germany
StoneX Financial Europe S.A.	Luxembourg
StoneX Financial GmbH	Germany

Exhibit 21 (continued)
Name	Place of Incorporation

StoneX Financial (HK) Ltd.	Hong Kong
StoneX Financial Inc.	Florida, U.S.
StoneX Financial Ltd	United Kingdom
StoneX Financial Nigeria Limited	Nigeria
StoneX Financial Pte. Ltd.	Singapore
StoneX Financial Pty Ltd	Australia
StoneX Investimentos Ltda.	Brazil
StoneX Markets LLC	Iowa, U.S.
StoneX Metals Limited	England and Wales
StoneX (Netherlands) B.V.	The Netherlands
StoneX Outsourced Services LLC	Delaware, U.S.
StoneX Pagos S.A.U.	Argentina
StoneX Participacoes Ltda.	Brazil
StoneX Payments Inc.	Florida, U.S.
StoneX Payment Services Ltd.	Washington, U.S.
StoneX Poland sp z.o.o.	Poland
StoneX Precious Metals LLC	Delaware, U.S.
StoneX Securities Co., Ltd.	Japan
StoneX Securities Inc.	Delaware, U.S.
StoneX Securities S.A.	Argentina
StoneX (Shanghai) Trading Co., Ltd	China
StoneX Switzerland SA	Switzerland
StoneX Technology Services LLC	Delaware, U.S.
Trust Advisory Group, Ltd	Massachusetts, U.S.